UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2007

Collexis Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-33495	20-0987069
(Commission File Number)	(IRS Employer Identification No.)

1201 Main Street, Suite 980, Columbia, SC	29201
(Address of principal executive offices)	(Zip Code)

(803) 727-1113
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

    The description of the oral loan agreement entered into by Margie Chassman and Collexis Holdings, Inc. (“Collexis”) is incorporated by reference to Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

    In early June 2007, Collexis entered into an oral loan agreement with Ms. Margie Chassman, who owns approximately 49.8% of Collexis’ outstanding common stock. Under this agreement, Ms. Chassman advanced funds to Collexis beginning on June 4, 2007 and continuing through June 29, 2007. The advances totaled $650,000, and Collexis used them for working capital. The loan did not bear interest, and Collexis repaid the loan in full on the completion of Collexis’ private placement in July 2007, in which Collexis raised approximately $2,072,000 as reported in its Current Report on Form 8-K filed with the SEC on September 24, 2007.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On June 25, 2007, the board of directors of Collexis appointed four new directors, to be effective the date that Collexis’ shares began trading on the OTC Bulletin Board, which occurred on July 2, 2007. The new directors are: Frank C. Carlucci, Carlyle Group Chairman Emeritus and former U.S. Secretary of Defense; Mark Auerbach, former Executive Chairman of the Board of Par Pharmaceutical Companies, Inc.; John D. Macomber, former Chairman and CEO of Celanese Corporation; and Dr. John Regazzi, former CEO of Elsevier North America.

    Effective September 27, 2007, Mr. Carlucci will serve on the governance committee and Mr. Macomber will serve as the committee’s Chairman. Dr. Regazzi will serve on the audit committee and Mr. Auerbach will serve as the committee’s Chairman. Mr. Macomber and Mr. Carlucci will serve on the compensation committee and Dr. Regazzi will serve as the committee’s Chairman.

    In connection with the new directors’ appointment, on June 25, 2007, the company granted each new director a nonqualified stock option under a Nonqualified Stock Option Agreement. Under each option, each new director is entitled to purchase 270,000 shares of Collexis’ voting common stock at an exercise price of $0.75 per share. The option may be exercised as to all or a portion of the shares beginning on the date of grant and expiring on the 5th anniversary thereof.

    On April 1, 2007, Collexis entered into a consulting arrangement with Dr. Regazzi. Under the terms of the consulting arrangement, Dr. Regazzi receives $2,000 per month for his consulting services.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEXIS HOLDINGS, INC.

Dated: September 28, 2007	By:	/s/ William D. Kirkland
William D. Kirkland
Chief Executive Officer
Chief Financial Officer